Exhibit 99.1

SideChannel Reports Second Quarter Results

Financial results conference call on Wednesday, May 7 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / May 7, 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced its financial results for the second fiscal year quarter ended March 31, 2025.

Fiscal Year 2025 Second Quarter Highlights

●	Revenue of $1.9 million; $33 thousand or 1.7% less than Fiscal Year (“FY”) 2024 second quarter revenue.
●	Gross margin of 49.7%; 470 bps higher than 45.0% for FY 2024 second quarter.
●	Operating expenses decreased $126 thousand, or 11.2%, compared to FY 2024 fiscal year second quarter.
●	Net loss of $54 thousand or $0.00 per share versus a net loss of $253 thousand or $0.00 per share in FY 2024 second quarter.
●	Cash, cash equivalents, and short-term investments increased by $49 thousand from September 30, 2024, to an ending balance of $1.3 million at March 31, 2025.
●	Trailing twelve-month revenue was $7.5 million as of March 31, 2025.
●	Trailing twelve-month revenue retention was 62.4% as of March 31, 2025.

Summary of Fiscal Year 2025 Year-to-date Results (Six Months Ended March 31, 2025)

●	Revenue of $3.7 million; $139 thousand, or 3.8%, more than FY 2024.
●	Gross margin of 47.7%; 90 bps higher than 46.8% for FY 2024.
●	Operating expenses decreased $150 thousand, or 6.7%, compared to FY 2024.
●	Net loss of $249 thousand or $0.00 per share versus a net loss of $499 thousand or $0.00 per share in FY 2024.

Management Comments

Commenting on the results for the quarter ending March 31, 2025, Brian Haugli, President and Chief Executive Officer of SideChannel, said, “Our second quarter results indicate we are having success with our strategic objectives to first drive Enclave adoption, second to continue landing new vCISO clients, and third to expand the placement our cybersecurity risk reduction solutions at existing clients.”

Haugli continued, “While this quarter reflects a year-over-year decline in retained revenue from vCISO Services—primarily due to the prior loss of a small number of high-value clients—we are now well-positioned for growth. These client departures largely occurred in the second half of the prior fiscal year, and their impact has now cycled through our results. Importantly, our renewed focus and strategic investments in selling and marketing are yielding stronger engagement and a growing pipeline. We expect these efforts will drive sustainable revenue growth and further our long-term objectives.”

SideChannel will host a conference call on May 7, 2025, at 4:30 P.M. Eastern Time to discuss its second quarter results and provide an update on the Company’s initiatives.

CALL INFORMATION

Date:	Wednesday, May 7, 2025, at 4:30 P.M. Eastern Standard Time.

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 851103

A webcast of the call will also be available: https://www.webcaster4.com/Webcast/Page/2071/51581

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s Form 10-Q for the quarter ended March 31, 2025, was filed with the Securities and Exchange Commission and is available at https://investors.sidechannel.com/sec-filings.

Financial tables follow.

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenues	$1,894	$1,927	$3,802	$3,663
Cost of revenues	953	1,059	1,987	1,950
Gross profit	941	868	1,815	1,713

Operating expenses
General and administrative	655	849	1,315	1,558
Selling and marketing	227	156	494	425
Research and development	120	123	273	249
Total operating expenses	1,002	1,128	2,082	2,232
Operating loss	(61)	(260)	(267)	(519)

Other income, net	9	8	22	21
Net loss before income tax expense	(52)	(252)	(245)	(498)

Income tax expense	2	1	4	1
Net loss	$(54)	$(253)	$(249)	$(499)
Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	227,909,648	222,773,052	226,955,202	218,653,945

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2025	September 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,244	$1,045
Short-term investments	100	250
Accounts receivable, net	808	732
Deferred costs	60	150
Prepaid expenses and other current assets	471	385
Total current assets	2,683	2,562

Fixed assets	25	33
Goodwill	1,356	1,356
Total assets	$4,064	$3,951

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$601	$729
Deferred revenue	852	515
Income taxes payable	2	3
Total current liabilities	1,455	1,247

Total liabilities	1,455	1,247

Commitments and contingencies (Note 14)

Common stock, $0.001 par value, 681,000,000 shares authorized; 231,229,054 and 225,975,331 shares issued and outstanding as of March 31, 2025, and September 30, 2024	231	226
Additional paid-in capital	22,470	22,321
Accumulated deficit	(20,092)	(19,843)
Total stockholders’ equity	2,609	2,704
Total liabilities and stockholders’ equity	$4,064	$3,951

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk
ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.